EXHIBIT 99.1

News Release                                                              [LOGO]
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                                For investor and media inquiries please contact:
                                                               Steve E. Kunszabo
                                                    Director, Investor Relations
                                                                    732-556-2220


FOR RELEASE TUESDAY, FEBRUARY 21, 2006
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           Centennial Communications Updates 2006 Fiscal-Year Outlook
           ----------------------------------------------------------

WALL, N.J. - Centennial Communications Corp. (NASDAQ: CYCL) ("Centennial") today updated its financial outlook for the 2006 fiscal year ending May 31, 2006. For the 2006 fiscal year, the Company now expects consolidated adjusted operating income (AOI) from continuing operations between $350 million and $360 million, including an approximately $9 million startup loss related to its recent launch of service in Grand Rapids and Lansing, MI. Centennial also now anticipates consolidated capital expenditures of approximately $150 million for fiscal 2006.

The Company is adjusting its fiscal 2006 outlook to reflect several operating trends, including weaker than expected subscriber growth in its Caribbean wireless segment resulting in lower revenues and AOI. Centennial expects postpaid average revenue per user (ARPU) in Puerto Rico to decline below $70 for the fiscal third quarter due to lower access and airtime revenue. In addition, AOI continues to be pressured by higher customer acquisition costs associated with stronger than expected customer activations in U.S. wireless, as well as higher costs related to increased minutes-of-use and increased equipment expense resulting from GSM handset upgrades.

"We took many important steps during 2005 to improve an already strong competitive position in each of our local markets, and are beginning to see good progress as we measure the early impact of these initiatives," said Michael J. Small, Centennial's chief executive officer. "With our network replacement and upgrade complete in Puerto Rico, the reach, reliability and capabilities of our network are once again proving to be an important competitive differentiator as we deliver next-generation services. We also reorganized our customer-facing organizations in Puerto Rico and launched new markets in our Midwest footprint to support renewed U.S. subscriber growth. We are confident that our local market strategy remains the right one."

In U.S. wireless, Centennial expects to grow postpaid subscribers by approximately 20,000 for the fiscal third quarter ending February 28, 2006, compared to a loss of 1,600 postpaid subscribers during the year-ago quarter. In Caribbean wireless, the Company does not expect to add postpaid subscribers during the fiscal third quarter, versus approximately 13,200 net postpaid subscriber additions during the year-ago quarter.


FISCAL 2006 OUTLOOK
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                               Updated Outlook             Previous Outlook
                               ---------------             ----------------

Consolidated Adjusted     $350 million-$360 million    $370 million-$390 million
Operating Income (AOI)

Consolidated Capital          $150 million                   $160 million
Expenditures (Capex)



Consolidated AOI from continuing operations for fiscal year 2005 was $366.4 million, which included $9.1 million of non-recurring items. The Company has not included a reconciliation of projected AOI because projections for some components of this reconciliation are not possible to forecast at this time.

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ABOUT CENTENNIAL
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Centennial  Communications  (NASDAQ:CYCL),  based  in  Wall,  NJ,  is a  leading provider of regional wireless and integrated communications services in the United States and the Caribbean with over 1.3 million wireless subscribers and 326,400 access lines and equivalents. The U.S. business owns and operates wireless networks in the Midwest and Southeast covering parts of six states. Centennial's Caribbean business owns and operates wireless networks in Puerto
Rico,  the  Dominican   Republic  and  the  U.S.  Virgin  Islands  and  provides
facilities-based integrated voice, data and Internet solutions. Welsh, Carson, Anderson & Stowe and an affiliate of the Blackstone Group are controlling shareholders of Centennial. For more information regarding Centennial, please
visit         our          websites          http://www.centennialwireless.com/,
http://www.centennialpr.com/ and http://www.centennialrd.com/


SAFE HARBOR PROVISION
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Cautionary statement for purposes of the "safe harbor" provisions of the Private
Securities  Litigation  Reform Act of 1995:  Information  in this  release  that
involves  Centennial's   expectations,   beliefs,  hopes,  plans,   projections,
estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the effects of vigorous competition in our markets, which may make it difficult for us to attract and retain customers and to grow our customer base and revenue and which may increase churn, which could reduce our revenue and increase our costs; the fact that many of our competitors are larger than we are, have greater financial resources than we do, are less leveraged than we are, have more extensive coverage areas than we do, and may offer less expensive and more
technologically   advanced  products  and  services  than  we  do;  changes  and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes which may render certain technologies used by us obsolete; our and our subsidiaries' substantial debt obligations, including restrictive covenants, which place limitations on how we conduct business; our ability to attract subscribers in our newly launched markets in Grand Rapids and Lansing, Michigan; market prices for the products and services we offer may continue to decline in the future; the effect of changes in the level of support provided to us by the Universal Service Fund; the effects of consolidation in the telecommunications industry; general economic, business, political and social conditions in the areas in which we operate, including the effects of world events, terrorism, hurricanes, tornadoes, wind storms and other natural disasters; our access to the latest technology handsets in a timeframe and at a cost similar to our competitors; the effect on our business of wireless local number portability, which allows customers to keep their wireless phone numbers when switching between service providers; our ability to successfully deploy and deliver wireless data services to our customers, including next generation 3G technology; our ability to generate cash and the availability and cost of additional capital to fund our operations and our significant planned capital expenditures, including the need to refinance or amend existing indebtedness; our dependence on roaming agreements for a significant portion of our U.S. wireless revenue and the expected decline in roaming revenue over the long term; our dependence on roaming agreements for our ability to offer our wireless customers competitively priced regional and nationwide rate plans that include areas for which we do not own wireless licenses; our ability to attract and retain qualified personnel; the effects of governmental regulation of the telecommunications industry; fluctuations in currency values related to our Dominican Republic operations; our ability to acquire, and the cost of acquiring, additional spectrum in our markets to support growth and advanced
technologies;   our  ability  to  manage,  implement  and  monitor  billing  and operational support systems; the results of litigation filed or which may be filed against us, including litigation relating to wireless billing, using wireless telephones while operating an automobile or possible health effects of
radio  frequency   transmission;   the  relative   liquidity  and  corresponding
volatility of our common stock and our ability to raise future equity capital; and the control of us retained by some of our stockholders and anti-takeover provisions; and other risks referenced from time to time in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

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